Nicor Inc.
Birdsall, Inc. Retirement Savings Plan
Form 11-K
Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107375 of Nicor Inc. on Form S-8 of our report dated June 19, 2009, relating to the financial statements and financial statement schedule of Birdsall, Inc. Retirement Savings Plan as of and for the years ended December 31, 2008 and 2007, appearing in this Annual Report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 19, 2009